UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 1, 2016

XcelMobility Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54333	98-0561888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 East Bayshore Road, Suite 200 Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 320-1728

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Definitive Material Agreement

On September 1, 2016, XcelMobility, Inc. (the “Company”) entered into an employment agreement with Ying Yang (the “Employment Agreement”). The Employment Agreement provides for Ms. Yang’s employment as the Operations and Accounting Manager of the Company for a term of two years, subject to certain termination rights, during which time she will receive a monthly base salary at the rate of $4,500. Either party may termination the Employment Agreement upon 30 days written notice; provided, however, if the Company terminates the Employment Agreement for no Cause (as defined in the Employment Agreement), Ms. Yang shall be entitled to one month severance.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure under Item 1.01 above is hereby incorporated into this disclosure under Item 5.02.

Change in Executive Officers

Effective August 30, 2011, the board of directors of the Company (the “Board”) appointed Mr. Renyan Ge as Chief Executive Officer (the “CEO”), pursuant to that certain Management Service Agreement between the Company and Mr. Ge (as amended and restated August 24, 2014 and July 31 2016, the “Ge Management Agreement”). The Ge Management Agreement expired by its terms on August 31, 2016. As such, Mr. Ge’s term as the Company’s CEO ended as of that date.

Effective August 30, 2011, the Board appointed Ms. Xili Wang as Chief Financial Officer (the “CFO”), pursuant to that certain Management Service Agreement between the Company and Ms. Wang (as amended and restated August 24, 2014 and July 31 2016, the “Wang Management Agreement”). The Wang Management Agreement expired by its terms on August 31, 2016. As such, Ms. Wang’s term as the Company’s CFO ended as of that date. In addition, Ms. Wang resigned her position as corporate secretary effective August 31, 2016.

Effective September 1, 2016, the Board appointed (i) Mr. Zhixiong Wei, an existing member of the Board, as the Company’s CEO, (ii) Ms. Li Ouyang as the Company’s CFO, and (iii) Ms. Yang as the Company’s corporate secretary, in each case to hold office until the next annual meeting of stockholders and until a successor is elected and qualified, or until either of their earlier resignation, removal or death.

Mr. Wei will receive compensation of US$50,000 per annum for past services rendered as a member of the Board from Jan 1, 2015 to August 31, 2016. In his capacity as CEO and Chairman of the Board, Mr. Wei will receive annual compensation of US$50,000.

Change in Directors

Effective on September 1, 2016, Mr. Ge resigned his position as Chairman of the Board. However, Mr. Ge will continue as a member of the Board. Effective September 1, 2016, Mr. Ge will receive annual compensation of US$50,000 for his service as a member of the Board.

Effective on September 1, 2016, the Board elected Mr. Wei as Chairman of the Board.

The Company’s Board remains comprised of Messrs. Ge and Wei.

There are no family relationships between Ms. Ouyang or Ms. Yang, and other executive officers of the Company or members of the Board. Since January 1, 2015 there have been no, and there are no current or proposed, transactions between the Company and Ms. Ouyang or Ms. Yang, directly or indirectly, where the amount involves exceeds $120,000.

On September 1, 2014, the Company’s indirectly owned Chinese subsidiary, Shenzhen CC Power Corporation (“CC Power”) entered into an unsecured loan facility with Mr. Wei of up to RMB 5,000,000 at 15% simple interest. Loans under this facility are guaranteed by the Company. From December 31, 2015 to August 31, 2016, Mr. Wei loaned CC Power US$1,126,000. From December 31, 2015 through August 31, 2016, CC Power paid US$1,002,800 in principal and US$123,200 in interest.

Mr. Wei’s Professional History

Mr. Wei, age 53, is an experienced entrepreneur and executive in China’s internet and mobile lottery industry. He is the Chief Executive Officer of CC Power, a position he has held since February 2015. Prior to that, Mr. Wei served as the Chief Executive Officer of Shenzhen Silvercreek Digital Technology Co., a leading mobile lottery business in China which he founded in 2001, until its acquisition by AGTech (HKEx: 08279.HK) in 2011. He continued to serve as its director until February 2015. Mr. Wei holds a master’s degree in Industrial Economics from Chinese Academy of Social Sciences and a bachelor’s degree in business administration from Hunan University.

Ms. Ouyang’s Professional History

Ms. Ouyang, age 44, has been the Director of Finance for the Company and for CC Power since February 2015. Prior to joining CC Power, Ms. Ouyang was the Finance Manager of Shenzhen Lighting Ltd. from December 2011 to January 2015. Ms. Ouyang served as Accounting Manager and Finance Manager for Shenzhen Silver Creek Co. Ltd. from October 2011 to August 2011, and as Accountant and Accounting Manager for Dongguan Zhontai Wood Co. Ltd. from October 1996 to March 2011. Ms. Ouyang received an accounting degree from Hunan Finance and Economics University in 1995.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

10.1	Employment Agreement, dated September 1, 2016, between XcelMobility Inc. and Ying Yang

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XcelMobility Inc.,
a Nevada Corporation

Dated: September 2, 2016	/s/ Zhixiong Wei
Zhixiong Wei
Chief Executive Officer